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                                                                    EXHIBIT 23.0


                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
First BancTrust Corporation


We have issued our report dated January 23, 2004 on the consolidated financial statements of First BancTrust Corporation appearing in the Company's 2003 Annual Report to Stockholders. We consent to the incorporation by reference in the Registration Statements of First BancTrust Corporation on Form S-8 (Registration No. 333-91466) and in this Form 10-KSB of the aforementioned report.


/s/ BKD, LLP
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March 26, 2004